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                                                                   EXHIBIT 99.11



                    [MORRISON & FOERSTER LLP LETTERHEAD]



                                March 13, 1998


Stagecoach Funds, Inc.
111 Center Street
Little Rock, Arkansas 72201


         Re:  Shares of Common Stock of
              Stagecoach Funds, Inc.
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Ladies/Gentlemen:


         We refer to the Registration Statement on Form N-14 (the "Registration Statement") of Stagecoach Funds, Inc. (the "Company") relating to the registration of an indefinite number of shares of common stock, par value $.001 per share (the "Shares"), of the Short-Intermediate U.S. Government Income Fund of the Company (the "Fund").

         We had been requested by the Company to furnish this opinion as
Exhibit 11 to the Registration Statement.

         We have examined documents relating to the organization of the Company and the authorization and issuance of the Shares. We have also made such inquiries of the Company and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that:

         The issuance of the Shares by the Company, upon completion of such corporate action as is deemed necessary or appropriate, will be duly and validly authorized by such corporate action and assuming delivery by in accordance with the description set forth in the Combined Proxy Statement/Prospectus included in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.


















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         We consent to the inclusion of this opinion as an exhibit to the
Registration Statement.



                                           Very truly yours,

                                           /s/ Morrison & Foerster LLP
                                           ----------------------------
                                           MORRISON & FOERSTER  LLP